UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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Form 8-K/A
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Amendment No. 1

Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2017
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Euronet Worldwide, Inc.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation)	001-31648 (Commission File Number)	74-2806888 (I.R.S. Employer Identification No.)

3500 College Boulevard
Leawood, Kansas 66211
(Address of principal executive office)(Zip Code)

(913) 327-4200
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE
This amendment to current report on Form 8-K/A (the “Amendment”) amends the current report on Form 8-K, dated May 23, 2017, filed by Euronet Worldwide, Inc. (the “Company”) with the U.S. Securities and Exchange Commission on May 23, 2017 (the “Original 8-K”). The Original 8-K reported, among other things, the final voting results of the Company’s 2017 Annual Meeting of Stockholders held on May 23, 2017 (the “2017 Annual Meeting”). The sole purpose of this Amendment is to disclose the Company’s decision regarding the frequency it will conduct future stockholder advisory votes on executive compensation (“Say-on-Pay”). No other changes have been made to the Original 8-K.
Item 5.07. Submission of Matters to a Vote of Security Holders.
As reported in the Original 8-K, the Company conducted a non-binding advisory vote on the frequency of future Say-on-
Pay at the 2017 Annual Meeting. A majority of the Company's stockholders that voted on the matter indicated a preference on holding an annual Say-on-Pay vote on the Company's executive compensation. Consistent with the stated preference of the Company's stockholders, the Board of Directors of the Company has determined that the Company will include a Say-on-
Pay vote on executive compensation in the Company's proxy materials on an annual basis, until such time as another advisory vote is held on the frequency of such non-binding advisory votes on executive compensation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Euronet Worldwide, Inc.

By:	/s/ Jeffrey B. Newman
Jeffrey B. Newman
Executive Vice President, General Counsel and Secretary
Date: September 29, 2017